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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Skyline Corporation

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SKYLINE CORPORATION
2520 By-Pass Road
P.O. Box 743
Elkhart, Indiana 46515

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
September 22, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Skyline Corporation (“Skyline”) will be held at the Emerald Room, in the Ramada Inn, 3011 Belvedere Road, Elkhart, Indiana, on Friday, September 22, 2006, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1. To elect a Board of Directors for the ensuing year, or until their successors are elected and qualify.

2. To transact such other business as may properly come before the meeting, or any adjournment thereof.

The Board of Directors has fixed the close of business on July 21, 2006, as the record date for the determination of shareholders entitled to notice of, and to vote at, said meeting.

By Order of the Board of Directors

James R. Weigand
Chief Financial Officer
and Secretary
August 16, 2006

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

SKYLINE CORPORATION
2520 By-Pass Road, P.O. Box 743
Elkhart, Indiana 46515
August 16, 2006

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Skyline Corporation (“Skyline”) for use at the Annual Meeting of Shareholders to be held September 22, 2006. The shares represented by properly executed proxies received prior to the meeting will be voted. If the shareholder directs in the proxy how the shares are to be voted, they will be voted accordingly. When no direction has been given by the shareholder, it is the intention of the proxies named in the proxy to vote the same in accordance with their best judgment. Any proxy given may be revoked by the shareholder at any time prior to the voting of the proxy. The approximate date on which this proxy statement and the form of proxy are first sent or given to security holders is August 16, 2006.

VOTING SECURITIES

Only shareholders of record as of the close of business on July 21, 2006, or their proxies are entitled to vote at the meeting. As of that date, Skyline had outstanding 8,391,244 shares of Common Stock having one vote per share.

ELECTION OF DIRECTORS

Each share of Common Stock is entitled to one vote, which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors and approve any other matter as may properly come before the meeting if they choose to do so. While the Corporation does not have a policy requiring Board members to attend the annual meeting, traditionally all Directors have attended the annual meeting and did so at the 2005 annual meeting.

In June 2006 the Board of Directors amended Skyline’s Bylaws to increase the size of the Board from seven to eight Directors, effective with the 2006 annual meeting of shareholders. Skyline’s Nominating and Governance Committee approved John C. Firth for consideration for election by the shareholders for that eighth Board position. Mr. Firth was recommended for nomination by a non-management Director.

It is proposed that eight Directors be elected at the meeting, each to serve until the next Annual Meeting of Shareholders and until his successor qualifies and is elected.

It is intended that the votes authorized by the enclosed proxy will be cast for the election of the eight nominees for Directors whose names are set forth below. In the event that one or more of the nominees shall unexpectedly become unavailable for election, the votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the present Board of Directors or the Board may be reduced accordingly. All of the nominees for whom the proxies intend to vote have agreed to serve as Directors if elected.

Information about the nominees for election as Directors and the beneficial ownership of Skyline Common Stock by directors as a group is as follows:

			Shares of Skyline
			Common Stock
		Skyline	Beneficially Owned		Percent
Name, Title, Address		Director	at July 1, 2006		of
and Principal Occupation	Age	Since	Directly or Indirectly		Class(2)
ARTHUR J. DECIO, Chairman of the Board, serving in a non-executive officer and consulting capacity. Skyline Corporation 2520 By-Pass Road Elkhart, Indiana 46514 (Mr. Decio was an executive officer until September 24, 2001.)	75	1959	1,477,784	(1)	17.6%

THOMAS G. DERANEK Vice Chairman and Chief Executive Officer Skyline Corporation 2520 By-Pass Road Elkhart, Indiana 46514 Mr. Deranek was elected Vice Chairman and Chief Executive Officer and a Director on September 24, 2001, before which he served as Chief of Staff.	70	2001	0

JOHN C. FIRTH 4220 Edison Lakes Parkway Mishawaka, Indiana 46545 President of Quality Dining, Inc., a restaurant franchisee which owns more than 170 restaurants in six states. Mr. Firth was Executive Vice President, Principal Financial Officer and General Counsel to Quality Dining, Inc. from 2000 to 2005.	48	—	500

			Shares of Skyline
			Common Stock
		Skyline	Beneficially Owned	Percent
Name, Title, Address		Director	at July 1, 2006	of
and Principal Occupation	Age	Since	Directly or Indirectly	Class(2)
JERRY HAMMES 2015 West Western Avenue South Bend, Indiana 46629 President of Romy Hammes, Inc., a bank holding company and real estate investment company, South Bend, Indiana, and Chairman of Peoples Bank of Kankakee County, a bank, Bourbonnais, Illinois. Mr. Hammes is also a Director Emeritus of St. Joseph Capital Corporation, Mishawaka, Indiana.	74	1986	13,000

RONALD F. KLOSKA, 1329 East Woodside South Bend, Indiana 46614 Mr. Kloska currently serves Skyline in a consulting capacity. Mr. Kloska was Vice-Chairman and Chief Executive Officer of Skyline Corporation until September 24, 2001.	72	1965	28,600

WILLIAM H. LAWSON One Sarasota Tower, Suite 408 Sarasota, Florida 34236 Retired March 31, 2003 as Chairman of the Board, Chief Executive Officer and a Director of Franklin Electric Company, Inc., a manufacturer of electric motors, Bluffton, Indiana. Mr. Lawson is a Director of JSJ Corporation and Sentry Insurance, a Mutual Company.	69	1975	3,000

DAVID T. LINK Dean Emeritus Notre Dame Law School University of Notre Dame Notre Dame, Indiana 46556 Retired April 1, 2006 as President and CEO International Centre for Healing and the Law 9292 W. KL Avenue Kalamazoo, Michigan 49009	69	1994	600

			Shares of Skyline
			Common Stock
		Skyline	Beneficially Owned	Percent
Name, Title, Address		Director	at July 1, 2006	of
and Principal Occupation	Age	Since	Directly or Indirectly	Class(2)
ANDREW J. MCKENNA 8338 North Austin Avenue Morton Grove, Illinois 60053 Chairman of Schwarz, a national printer, converter and distributor of packaging and promotional materials. Mr. McKenna is also a director of Click Commerce, Aon Corporation and Chairman of McDonald’s Corporation	76	1971	12,300
ALL NOMINEES AND
OFFICERS AS A GROUP			1,572,982	18.7%

(1)	Includes 83,500 shares in The Arthur J. Decio Foundation, a charitable foundation, of which Mr. Decio is a trustee. Mr. Decio disclaims any beneficial interest with respect to these shares.

(2)	Less than one percent unless otherwise indicated.

Skyline has standing Audit, Nominating and Governance and Compensation Committees of the Board. Information about Board and Committee meetings is as follows:

The Audit Committee consisted of Messrs. Hammes, McKenna, Lawson, and Link until September 26, 2005 and consisted of Messrs. Hammes, Lawson, and Link after September 26, 2005. It met five times during the fiscal year ended May 31, 2006. The Committee meets with the accounting firm which conducts the annual audit of Skyline’s financial statements, reviews auditors’ recommendations, reviews the independence of Skyline’s auditors and considers the range of audit and non-audit fees. It also meets with the internal audit staff and Chief Financial Officer, reviews the scope and adequacy of Skyline’s internal auditing program and reports its findings to the Board with any recommendations it considers appropriate. Skyline’s Board of Directors has adopted a written charter for the Audit Committee. The members of Skyline’s Audit Committee are all “independent” as defined in the applicable Listing Standards. Messrs. Hammes, McKenna, Lawson, and Link are all “Audit Committee Financial Experts.”

The Nominating and Governance Committee consists of Messrs. McKenna, Hammes, Lawson and Link, all of whom are independent. It met one time during the last fiscal year.

The Nominating and Governance Committee identifies individuals qualified to become Board Members, and recommends that the Board nominates such individuals for election to the Board at the next Annual Meeting of Shareholders. This Committee also develops and reviews Skyline’s corporate governance guidelines and makes recommendations to the Board relating to the guidelines. The Committee believes that candidates for directors should meet certain minimum qualifications including being of the highest ethical character and sharing the values of Skyline as reflected in our Code of Ethics, having reputations both personal and professional consistent with the image and reputation of Skyline, and being highly accomplished in their respective fields with superior credentials and recognition and having relevant experience and expertise. In general, persons recommended by shareholders will be considered on the same basis as candidates from other forums. The Committee retains the right to modify these qualifications from time to time. Shareholders may provide the Committee information on director candidates for consideration by the Committee by writing a letter to our assistant secretary Linda Philippsen at our principal executive office at 2520 By-Pass Road, P.O. Box 743, Elkhart, Indiana 46515 containing the respective candidate’s name, qualifications, relevant experience, all information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, and such candidate’s consent to serve as director. The Committee retains absolute discretion and independence in determining whether to recommend a candidate. These letters must also identify the author as a shareholder of Skyline, and clearly state that the intended recipients are all members of the Nominating and Governance Committee. All such communications received by the assistant secretary will be delivered to members of the Nominating and Governance Committee. Skyline has a written charter for the Nominating and Governance Committee which is posted to Skyline’s website at www.skylinecorp.com. The committee charter is also available in paper form upon request to the Skyline assistant secretary.
The Compensation Committee consists of Messrs. Lawson, McKenna, Hammes and Link. It met one time during the last fiscal year. The functions of the Compensation Committee are to discharge the Board’s responsibilities relating to compensation of Skyline executives and produce an annual report on executive compensation for inclusion in the Skyline proxy statement, review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate Chief Executive Officer performance in light of these goals and objectives and set the Chief Executive Officer’s compensation level based on this evaluation and to make recommendations to the Board regarding incentive compensation plans, equity based plans and to undertake any similar functions. Skyline has a written charter for the Compensation Committee which is posted to Skyline’s website at www.skylinecorp.com. The committee charter is also available in paper form upon request to the Skyline assistant secretary.
The Executive Committee of the Board of Directors consists of Messrs. Decio, McKenna, Hammes, Lawson and Link, and met three times during the last fiscal year. This Committee exercises the powers of the Board of Directors in the management of the business affairs of Skyline, subject to the approval of the full Board of Directors at the next regular or special meeting.

The Board of Directors met or took action six times during the last fiscal year. Every Board member was present at all Board meetings and meetings of all committees of which he was a member.

Report of the Audit Committee

The Audit Committee of Skyline’s Board of Directors has reviewed and discussed Skyline’s audited financial statements with management; has discussed with Skyline’s independent registered public accounting firm Crowe Chizek and Company LLC the matters required to be discussed by Codification of Statements on Auditing Standards, AU §380, Statement on Auditing Standards No. 61; has received from the auditors disclosures regarding the auditors’ independence as required by Independence Standards Board Standard No. 1 and has discussed with the auditors the auditors’ independence; and has, based on the review and discussions noted above, recommended to Skyline’s Board of Directors that the audited financial statements be included in Skyline’s Annual Report on Form 10-K for the fiscal year ended May 31, 2006 for filing with the Securities and Exchange Commission. Skyline’s Board of Directors has adopted a formal charter for the Audit Committee setting forth its responsibilities. A current copy of the Audit Committee Charter is available on our website at www.skylinecorp.com. The committee charter is also available in paper form upon request to the Skyline assistant secretary.

Jerry Hammes, Chairman
William H. Lawson
David T. Link

Change of Skyline’s Independent Registered
Public Accounting Firm

On September 26, 2005, Skyline dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm engaged to audit Skyline’s financial statements. Crowe Chizek and Company LLC was engaged on September 26, 2005 to be Skyline’s independent registered public accounting firm and to audit Skyline’s financial statements. The decision to change accountants was recommended by Skyline’s Audit Committee. PricewaterhouseCoopers LLP’s report on Skyline’s financial statements for the past two years (and all other periods) did not contain an adverse opinion or disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the years ended May 31, 2004 and 2005 and through September 26, 2005, there were no disagreements between Skyline and PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of Skyline’s annual financial statements and internal control over financial reporting for the last two fiscal years ending May 31, 2005 and May 31, 2006 and the reviews of the financial statements included in Skyline’s Forms 10-Q and all services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements for those fiscal years were $407,000 to PricewaterhouseCoopers LLP for the year ended May 31, 2005 and were $300,000 to Crowe Chizek and Company LLC for the year ended May 31, 2006.

Audit-Related Fees

The aggregate fees billed for professional services during the last two fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of Skyline’s financial statements, other than those reported as Audit Fees, were $16,000 to PricewaterhouseCoopers LLP for the fiscal year ended May 31, 2005 and were $31,000 to Crowe Chizek and Company LLC for the fiscal year ended May 31, 2006.

Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning were $11,000 to

PricewaterhouseCoopers LLP for fiscal year ended May 31, 2005 and were $11,000 to Crowe Chizek and Company LLC for fiscal year ended May 31, 2006. The services were the review, assistance and preparation and signing of Skyline’s consolidated Federal tax return.

All Other Fees

The aggregate fees billed Skyline for services by PricewaterhouseCoopers LLP or Crowe Chizek and Company LLC, other than for services addressed under the captions “Audit Fees”, “Audit-Related Fees” and “Tax Fees” for each of the last two fiscal years were $0 to PricewaterhouseCoopers LLP for the fiscal year ended May 31, 2005 and were $0 to Crowe Chizek and Company LLC for the fiscal year ended May 31, 2006.

Pursuant to the Audit Committee’s preapproval policies and procedures under 17 CFR 210.2-01(c)(7)(i)(C), all audit engagements received explicit approval by the Audit Committee after the Audit Committee received an adequate description of the proposed engagement.

The percentage of the services addressed under the captions “Audit-Related Fees”, “Tax Fees” and “All Other Fees” that were preapproved by the Audit Committee pursuant to 17 CFR 210.2-01(c)(7)(i) is 100%.

Code of Ethics

Skyline has Codes of Ethics which apply to all employees, officers and directors. The ethics policy is posted on our website at www.skylinecorp.com and is available in paper form upon request to the Skyline assistant secretary.

New York Stock Exchange Corporate Governance Listing Standards

On September 26, 2005, the certificate by Skyline’s Chief Executive Officer provided for in Section 303A.12 of the New York Stock Exchange Listing Company Manual was filed with the New York Stock Exchange. The foregoing certification was unqualified.

CERTAIN OTHER BENEFICIAL OWNERS

The following persons, entities or “group” as indicated are known to Skyline to own beneficially at least five percent (5%) of Skyline’s common stock or are members of management identified in the summary compensation table but who are not on

Skyline’s Board. The beneficial ownership of Skyline common stock by the members of its Board and its nominees for directors is shown in the table under “Election of Directors” above.

	Shares of Skyline Common
Name and Address	Stock Beneficially Owned	Percent of
of Beneficial Owner	at July 1, 2006	Class(1)

Gabelli Asset Management, Inc.	1,075,100	12.8%
One Corporate Center Rye, NY 10580-1435

T. Rowe Price Associates Inc.(2)	825,000	9.8%
100 East Pratt Street Baltimore, Maryland 21202

Private Capital Management, Inc.	572,268	6.8%
8889 Pelican Bay Blvd., Suite 500 Naples, Florida 34108

Terrence M. Decio	30,080
Vice President, Marketing and Sales 2520 Bypass Road Elkhart, Indiana 46514

William H. Murschel	4,000
2520 Bypass Road Elkhart, Indiana 46514

Charles W. Chambliss	1,218
Vice President, Product Design & Engineering 2520 Bypass Road Elkhart, Indiana 46514

Christopher R. Leader	1,000
Vice President, Operations 2520 Bypass Road Elkhart, Indiana 46514

James R. Weigand	800
Chief Financial Officer And Secretary 2520 Bypass Road Elkhart, Indiana 46514

(1) Less than one percent (1%) if not specified.
(2) T. Rowe Price Associates, Inc. (Price Associates) has informed Skyline that these securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investment and/or sole power to vote the securities and that for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of forms provided to Skyline and on certain written representations, Skyline is unaware of any failure to file on a timely basis reports required by Section 16(a) of the Exchange Act by any director, officer or beneficial owner of more than ten percent of Skyline’s common stock, except as follows.

Charles Chambliss, an executive officer of Skyline, failed to file seven reports on Form 5 (one for each of the fiscal years below), each of which should have reported the number of transactions set forth below for that fiscal year. None of the transactions was required to be filed on a Form 4 (pursuant to the Rule 16a-6 small acquisition exemption), but should have been reported on a Form 5 filed at the end of the fiscal year in which the transaction occurred. Mr. Chambliss filed a Form 4 on May 1, 2006, which disclosed all the transactions identified below.

Fiscal Year Ended	Number of Transactions
May 31	Not Reported

2005	5
2004	4
2003	4
2002	4
2001	3
2000	4
1999	4
1998	3

EXECUTIVE COMPENSATION

The following table sets forth all cash compensation paid during the fiscal year ended May 31, 2006 for each of the highest paid executive officers or significant employees of Skyline, including the Chief Executive Officer and for a significant employee. The table also shows for each such officer or employee, the amounts set aside during the last fiscal year under Skyline’s Profit Sharing Plan.

			All Other
			Compensation
	Annual Compensation

				(Vested
Name and				Profit
Principal Position	Year	Salary ($)	Bonus ($)	Sharing)

Thomas G. Deranek	2006	300,000	186,000	9,000
Vice Chairman and Chief Executive Officer;	2005	300,000	50,000	9,000
Chief of Staff until September 24, 2001	2004	300,000	70,000	9,000

Terrence M. Decio*	2006	290,000	179,000	9,000
Vice-President, Marketing	2005	290,000	45,000	9,000
and Sales	2004	290,000	60,000	9,000

James R. Weigand	2006	230,000	142,000	9,000
Chief Financial Officer	2005	230,000	40,000	9,000
And Secretary	2004	210,000	50,000	9,000

Christopher R. Leader	2006	230,000	132,000	9,000
Vice-President, Operations	2005	210,000	40,000	9,000
	2004	210,000	50,000	9,000

Charles W. Chambliss	2006	215,000	132,000	9,000
Vice President, Product	2005	193,000	30,000	9,000
Design and Engineering	2004	186,000	28,000	9,000

William H. Murschel+	2006	148,000	0	9,000
President and	2005	360,000	50,000	9,000
Chief Operations Officer	2004	360,000	70,000	9,000

* Terrence M. Decio is considered a significant employee, rather than an executive officer of Skyline.

+ William H. Murschel was on sabbatical at the end of Skyline’s most recent fiscal year, but is included as an individual for whom disclosure would be provided but for the fact that he was not serving as an executive officer at the end of the most recent fiscal year.

Compensation of Directors

Directors who are not employees of Skyline receive an annual fee of $16,000 payable in quarterly installments and receive $500 for each Board or Committee meeting attended. Chairmen of Board Committees who are not employees of Skyline receive an additional $2,000 annually and Committee members who are not employees of Skyline receive an additional $1,500 annually payable in quarterly installments.

Transactions with Management

The son-in-law of Thomas G. Deranek, the Chief Executive Officer of Skyline, is employed as a network administrator by Skyline. He was hired by and reports to

James R. Weigand, Chief Financial Officer, and during the last fiscal year he received total compensation as an employee of approximately $65,000.

Termination of Employment Arrangements

The Skyline Corporation and Affiliates Employees’ Profit Sharing Plan provides benefits on death, disability or retirement for substantially all employees. Employees become eligible as of the June 1 or December 1 immediately following completion of six months of employment. The amount of contribution under the Plan is at the discretion of Skyline each year. The maximum contribution for any participant shall not exceed 12% of a participant’s basic compensation, subject to the maximum amount allowed by the internal revenue code. Upon retirement, death or permanent total disability, a participant is entitled to all of the funds credited to his account. In case of termination of employment by resignation or discharge, the participant is entitled to a percentage of the amount credited to his account, ranging from 0% after one year of employment to 100% after seven years. Forfeitures resulting from any employee’s termination of employment prior to full vesting will be used to reduce employer contributions. Net investment earnings or net losses for each fiscal year are allocated to the account of each participant in the same ratio as the participant’s account balance bears to the total account balances of all participants. Skyline reserves the right to modify, amend or terminate the Plan. In the event of termination of the plan, the entire amount theretofore contributed under the Plan must be paid to participants or their beneficiaries and under no circumstances reverts to Skyline.

Under an insurance plan, payments would be made to the below named executive officers and four former executive officers, and current and former executive officers as a group, for a period of 10 years upon retirement from Skyline at age 60 or later, in the following annual amounts: Thomas G. Deranek, $75,000; William H. Murschel, $75,000; Terrence M. Decio, $75,000; James R. Weigand, $60,000; Christopher R. Leader, $60,000; Charles W. Chambliss, $60,000; Arthur J. Decio, $100,000; and Ronald F. Kloska, $100,000; and all current and former executive officers as a group, consisting of 9 individuals, $645,000. Under the same insurance plan, in the event of the death of any of these individuals while employed by Skyline, payments would be made for a period of 10 years in the annual amounts hereinafter specified to the beneficiaries of the following individuals and group: Thomas G. Deranek, $75,000; William H. Murschel, $75,000; Terrence M. Decio, $75,000; James R. Weigand, $40,000; Christopher R. Leader, $40,000; Charles W. Chambliss, $40,000; Arthur J. Decio, $100,000; and Ronald F. Kloska, $100,000 and 1 other executive officer, totaling 9 individuals, $575,000. Skyline is the owner and beneficiary of policies insuring the lives of all these individuals in the total amount of $4,850,000.

In addition, in the event of the death of Arthur J. Decio, whether before or after his retirement from Skyline, Skyline has agreed to pay his survivor(s) the sum of $2,700,000, which at the present income tax rates, would result in after tax cost to

Skyline of approximately $1,600,000. Skyline is the owner and beneficiary of policies insuring Arthur J. Decio’s life in the amount of $1,600,000.

The appreciation in cash surrender value of all of the above-described insurance policies is such that there is no current cost to Skyline for their maintenance.

Compensation Committee Interlocks and Insider Participation

The following persons served as members of the Compensation Committee of Skyline’s Board of Directors during the fiscal year ended May 31, 2006: William H. Lawson, Andrew J. McKenna, Jerry Hammes and David T. Link. Arthur J. Decio is the Chairman of the Board of Skyline, and is a member of the Board of Directors of Schwarz. Andrew J. McKenna is Chairman of Schwarz.

Report of the Compensation Committee
on Executive Compensation

The compensation of Skyline’s executive officers is determined by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a director who is not an employee of Skyline or any of its affiliates. The following report with respect to compensation paid to Skyline’s executive officers for the fiscal year ended May 31, 2006 is furnished by the Compensation Committee.

General Policies. Skyline’s compensation programs are intended to enable Skyline to attract, motivate, reward and retain the executive management talent required to achieve corporate objectives. It is Skyline’s policy to reward exceptional performance and contributions to the development of Skyline’s business. To attain these objectives, Skyline’s executive compensation program includes a competitive base salary coupled with the opportunity to participate in a bonus pool which is created based on the performance of Skyline’s business. The Compensation Committee establishes the base salaries and discretionary bonuses which will be paid to Skyline’s executive officers for each fiscal year. In setting salaries and bonuses, the Compensation Committee takes into account several factors, including compensation paid by competitors and other industries’ compensation data as well as qualitative factors bearing on an individual’s experience, responsibilities, management and job performance. The Compensation Committee evaluates the contributions to Skyline’s overall performance during the last fiscal year, leadership, effectiveness and commitment of all executive officers, including the Chief Executive Officer. For the fiscal year ended May 31, 2006, each of the executive officers received a bonus, in the amounts set forth above in the executive compensation table.

Salaries. Salary levels for executive officer positions are set so as to reflect the duties and level of responsibilities inherent in the position and current economic conditions relating to Skyline’s business. Comparative salaries paid by other companies in the industries in which Skyline does business are considered in establishing the salary level for a given position. The Compensation Committee does not, however, target a specific percentile range within the comparative group in setting salaries of Skyline’s executive officers. The particular qualifications and level of experience of the individual holding the position are also considered in establishing a salary level when the individual is first appointed to a given position.

Bonus. Skyline provides executive officers the opportunity to earn an annual incentive bonus based on an evaluation of the executive’s individual performance and Skyline’s performance. No executive officer is automatically entitled to a bonus or a bonus in any particular amount. In considering bonuses for executives, the Compensation Committee consults with the Chairman of the Board.

Other. In addition, the executive officers participate in a profit sharing program and insurance and other plans described above providing payments on death or retirement.

Compensation of Chief Executive Officer (“CEO”). In setting the base salary and bonus for Skyline’s CEO for the fiscal year ended May 31, 2006 the Compensation Committee considered the same factors as with other executive officers of Skyline. The Compensation Committee believes the CEO’s compensation was fully supported by those standards.

William H. Lawson, Chairman
Andrew J. McKenna
Jerry Hammes
David T. Link

Being all the members of Skyline’s
Compensation Committee

The graph below compares the cumulative, five-year shareholder returns on Skyline Common Stock to the cumulative, five-year shareholder returns for (a) the S&P 500 Stock Index, and (b) an index of peer companies selected by Skyline. The Peer Group is composed of four publicly-held companies which were selected based on similarities in their products and their competitive position in the industry. The companies comprising the Peer Group are Cavalier Homes, Inc., Champion Enterprises, Inc., Coachmen Industries, Inc. and Fleetwood Enterprises, Inc.

PERFORMANCE GRAPH
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
AMONG SKYLINE CORPORATION, S & P 500 INDEX, AND A PEER GROUP

* Notes:

$100 invested on 5/31/01 in stock or index, including reinvestment of dividends although Skyline has no dividend reinvestment plan. Total Return is based on market capitalization.

DIRECTOR INDEPENDENCE AND EXECUTIVE SESSIONS

The Board of Directors has affirmatively determined that each of the four non-management Directors, Andrew J. McKenna, Jerry Hammes, William H. Lawson, and

David T. Link, is an independent Director and therefore, that a majority of Skyline’s seven person Board of Directors is currently independent as so defined. The Board of Directors has affirmatively determined that John C. Firth, a nominee for election to serve as a Director, will if elected also be an independent Director. For this purpose, Skyline’s Board adopted the following categorical standards based in part on the New York Stock Exchange Corporate Governance Listing Standards approved by the SEC on November 4, 2003, and additional categories considered appropriate by the Board:

1.	No Director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with Skyline or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Skyline or its subsidiaries);

2.	A Director who is an employee, or whose immediate family member is an executive officer of Skyline or any of its subsidiaries, is not independent until three (3) years after the end of such employment relationship;

3.	A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from Skyline or any of its subsidiaries, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three (3) years after he or she ceases to receive more than $100,000 per year in such compensation;

4.	A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by a present or former internal or external auditor of our company or any of its subsidiaries, is not “independent” until three (3) years after the end of the affiliation or the employment or auditing relationship;

5.	A Director who is employed, or whose immediate family member is employed, as an executive officer of another company when any of Skyline or any of its subsidiaries’ present executives serve on that other company’s compensation committee is not “independent” until three (3) years after the end of such service or the employment relationship;

6.	A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payment from, Skyline or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues, is not “independent” until three (3) years after falling below such threshold; and

7.	The Board has determined that there are no relationships between Skyline and the Directors classified as independent other than service on Skyline’s Board of Directors and compensation paid to such Directors.

The foregoing independence determination of the Board of Directors also included the conclusions of the Board that:

1.	Each of the members of the Audit Committee, Nominating and Governance Committee, and Compensation Committee listed above is respectively independent under the standards listed above for purposes of membership on each of these committees; and

2.	Each of the members of the Audit Committee also meets the additional independence requirements under Sec. Rule 10A-3(b).

Mr. McKenna is currently serving as the “lead” independent Director for purposes of scheduling and setting the agenda for executive sessions of the independent Directors. It is presently contemplated that there will be regular executive sessions during the fiscal year ending May 31, 2007 in conjunction with regularly scheduled Board meetings, in addition to the separate meetings of the key standing committees of the Board of Directors. There were two executive sessions in fiscal year ending May 31, 2006.

Our Board of Directors has adopted a statement of governance principles that is available on our Company’s website at www.skylinecorp.com and is available in paper form upon request to the Skyline assistant secretary.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Skyline’s independent registered public accounting firm is Crowe Chizek and Company LLC. It is expected that representatives of Crowe Chizek and Company LLC will be present at the meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Skyline provides for a procedure for shareholders to communicate with the Board. Shareholders may send communications to the attention of the Board Members or Committees in care of board@skylinecorp.com.

SHAREHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received at Skyline’s principal executive offices not later than the close of business on April 18, 2007. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding sentence) but instead is sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission Rules permit management to vote proxies in its discretion if (a) Skyline received notice of the proposal before the close of business on July 2, 2007 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matters, or (b) does not receive notice of the proposal prior to the close of business on July 2, 2007.

Notice of intention to present proposals at the 2007 Annual Meeting should be addressed to:

James R. Weigand
Chief Financial Officer
and Secretary
Skyline Corporation
2520 By-Pass Road
Elkhart, Indiana 46514

The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

MISCELLANEOUS

As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the annual meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxies named in the enclosed proxy to take such action as shall be in accordance with their best judgment.

The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying material, will be paid by Skyline. Skyline expects to pay approximately $6,500 to Georgeson Shareholder Communications, Inc. as compensation for the solicitation of proxies, and may reimburse brokers and others for their expense for sending proxy material to principals for the purpose of obtaining signed proxies. In addition, solicitation may be by mail, telephone, fax and personal interview by regularly engaged officers of Skyline who will not be additionally compensated therefor.

Shareholders are respectfully requested to date, sign and return promptly the enclosed proxy in the enclosed envelope. No postage is required if mailed in the United States.

By Order of the
Board of Directors

James R. Weigand
Chief Financial Officer
and Secretary

  IMPORTANT:  Please mark, sign, date and promptly return this proxy using the enclosed envelope.

PROXY
SKYLINE CORPORATION
This Proxy Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints James R. Weigand and Linda R. Philippsen as proxies, each with the power to appoint a substitute, and hereby authorizes them, or either of them, to appear and to vote as designated below, all the shares of common stock held of record by the undersigned on July 21, 2006, at the Annual Meeting of Shareholders of Skyline Corporation, to be held at the Emerald Room, in the Ramada Inn, 3011 Belvedere Road, Elkhart, Indiana, on Friday, September 22, 2006, at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof.

1. ELECTION OF DIRECTORS

NOMINEES: Arthur J. Decio, Thomas G. Deranek, John C. Firth, Jerry Hammes, Ronald F. Kloska, William H. Lawson, David T. Link, and Andrew J. McKenna

Mark Only One Box:

☐ FOR all nominees listed above; except vote withheld with respect to nominee/s listed below (if any).	☐ WITHHOLD AUTHORITY to vote for ALL nominees listed above.
2. At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed on other side)

(Continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith, both of which are dated August 16, 2006.

Dated: August 16, 2006
Please Print:	Signature

Name

Name	Signature

Address
Date: _ _
Address

City, State, Zip Code

Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.